EXHIBIT 5

                                November 4, 1997

FAC Realty Trust, Inc.
11000 Regency Parkway
Suite 300
Cary, North Carolina 27511

     Re: Registration Statement of FAC Realty Trust, Inc. on Form S-4 Relating to the Merger with FAC Realty, Inc.

Ladies and Gentlemen:

     We are acting as counsel for FAC Realty Trust, Inc., a Maryland corporation (the "Maryland Company"), in connection with the issuance of 12,224,229 shares (the "Maryland Shares") of common stock, par value $.01 per share, of the Maryland Company, in exchange for 12,224,229 shares of common stock, par value $.01 per share, of FAC Realty, Inc., a Delaware corporation (the "Company"), in connection with the reincorporation of the Company from Delaware to Maryland pursuant to the Agreement and Plan of Merger contained in the registration statement on Form S-4 under the Securities Act relating to the Maryland Shares (the "Registration Statement") and the proxy statement/prospectus contained therein (the "Proxy Statement/Prospectus").

     In connection with rendering this opinion, we have examined the Articles of Incorporation and Bylaws of the Maryland Company, each as amended to date; the form of Articles of Incorporation and Bylaws of the Maryland Company to be in effect at the effective time of the merger (the "Effective Time") and included in the Registration Statement; such records of the corporate proceedings of the Maryland Company as we deemed material; the Registration Statement and the Proxy Statement/Prospectus contained therein; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

     We are attorneys admitted to practice in the State of North Carolina. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of North Carolina.

     Based upon the foregoing, we are of the opinion that the Maryland Company will have authority pursuant to its Articles of Incorporation to issue the Maryland Shares to be registered under the Registration Statement and upon issuance and delivery of and payment for such shares in the manner contemplated by the Proxy Statement/Prospectus, such Maryland Shares will be legally issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus included therein.

                                         Very truly yours,
                                         ALSTON & BIRD LLP

                                         By: /s/ Robert H. Bergdolt
                                         Robert H. Bergdolt